EXHIBIT 23.1

                [LETTERHEAD OF FELDHAKE, AUGUST & ROQUEMORE LLP]

     We hereby consent to the use of our legal opinion dated February 11, 2004, in this registration statement on Form S-8 for Adsouth Partners, Inc.


/s/  Kenneth  S.  August
------------------------------------
Kenneth  S.  August,  Esq.
Feldhake,  August  &  Roquemore  LLP
Irvine,  California
February 11,  2004